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                                                                    Exhibit 23.1

                              Consent of Appraiser
                              --------------------

This Firm prepared valuation appraisals during the period of August 1999 through September 1999 for the following properties for Windsor Park Properties 6, A California Limited Partnership ("Windsor 6"):

1. The manufactured home community located at 4444 East Benson Highway in Tucson, Arizona known as Town & Country Estates.

2. The manufactured home community located at 501 E. 63/rd/ Street in Wichita, Kansas known as Chisholm Creek.

3. The manufactured home community located at 8000 Sheldon Road in Tampa, Florida known as Carefree Village.

4. The manufactured home community located at 2900 North State Road 7 in Margate, Florida known as Rancho Margate.

5. The manufactured home community located at 50 Charlotte Drive in Winter Haven, Florida known as Winter Haven.

6. The manufactured home community located at 8200 North Military Trail in Palm Beach Gardens, Florida known as Garden Walk.

A description of such appraisals (the "Appraisals") is included in the Consent Solicitation Statement of Windsor 6 to be filed on or about November 19, 1999 (the "Consent Solicitation Statement"), a copy of which Consent Solicitation Statement has been supplied to and reviewed by this Firm.

This Firm hereby:

     (i) consents to the inclusion of the Appraisals (with or without exhibits) in the Consent Solicitation Statement and related Schedule 14A of Windsor 6 (the "Schedule 14A") and related Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3"), as an appendix or otherwise, in any form (whether in paper or digital format, including any electronic media);

     (ii) consents to Windsor 6's inclusion of descriptions of the Appraisals and this Firm in the Consent Solicitation Statement, Schedule 14A and Schedule 13E-3;

     (iii) consents to the naming of our Firm as an expert under the caption "Experts" in such Consent Solicitation Statement, Schedule 14A and Schedule 13E-3 and the filing of this Consent as an Exhibit to the Schedule 14A and
Schedule 13E-3; and

     (iv) consents to the photocopying and transmittal of copies of the Appraisals, or excerpts thereof, to any or all limited partners of the Partnership and such other parties as Windsor 6 deems appropriate.

Date:  November 15, 1999                 WHITCOMB REAL ESTATE



                                         By:  /s/ John Whitcomb
                                              -----------------
                                         Name:    John Whitcomb
                                         Title:   Owner